UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report April 29, 2024
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 29, 2024, Steven Weyel resigned from the Board of Directors of Enservco Corporation (the “Company”), effective immediately. As such, Mr. Weyel will not stand for election at the upcoming Annual Meeting of the Shareholders.

Appointment of Director

On April 30, 2024, Marc A. Kramer was elected to the Board of Directors of the Company. As of the date of this filing, Mr. Kramer has not been appointed to a committee of the Board.

Mr. Kramer, age 56, is a transportation industry investor and operator with over 30 years of investment experience. For the past seven years, he has served as executive chairman of SOAR Transportation Group, of which he is a majority owner, a provider of asset based and non-asset transportation and logistics services serving shippers throughout the United States. Mr. Kramer’s previous experience includes founding AVC Partners, which focused on investing and growing businesses in the transportation and logistics industry, and serving as managing director for both H.I.G. Capital and Fenway Partners LLC. Mr. Kramer sits on private boards which focus on logistics and investment sectors of the transportation industry. He holds a bachelor’s degree in government and economics from Dartmouth College and a master’s of business administration from Harvard University.

For his services as an independent director of the Company, Mr. Kramer is entitled to quarterly payments of $7,500, the amount authorized in 2024, as compensation for independent members of the Board of Directors, and is entitled to a pro rata amount of the Company’s annual equity grant of $30,000 to independent members of the Board of Directors. Given that Mr. Kramer has been elected as of April 30, 2024, he will receive $22,500 in shares of the Company valued at $0.222 per share, the closing sales price on April 30, 2024 or 101,351 shares. Such shares are registered under the Company’s 2016 Equity Incentive Plan and will vest, provided Mr. Kramer is still a director on such vesting date, on January 1, 2025.

The Company also intends to enter into a standard form of indemnification agreement with Mr. Kramer in connection with his appointment to the Board, the form of which was previously filed by the Company as Exhibit 10.07 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

There is no arrangement or understanding between Mr. Kramer and any other person pursuant to which Mr. Kramer was selected as a director of the Company, and there is no family relationship between Mr. Kramer and any of the Company’s other directors or executive officers. Mr. Kramer does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01.             Other Events.

On May 1, 2024, the Company issued a press release announcing the director changes discussed above under Item 5.02 and a corporate update. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated May 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 3, 2024.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO